Exhibit 10.1

FORBEARANCE AND FOURTH AMENDMENT TO CREDIT AGREEMENT

This FORBEARANCE AND FOURTH AMENDMENT TO CREDIT AGREEMENT is dated and entered into as of July 31, 2025 (this “Amendment”), by and among FLEX REVOLUTION, LLC, a Delaware limited liability company (“Borrower”), the Lenders party hereto, FLEXSHOPPER INC., a Delaware corporation (“Guarantor”), and BP FUNDCO LLC, a Delaware limited liability company, as Administrative Agent (the “Administrative Agent”).

R E C I T A L S

WHEREAS, reference is made to that certain Credit Agreement, dated as of September 2, 2020, by and among the Borrower, Revolution Financial, Inc., as a borrower, certain subsidiaries of Revolution Financial, Inc. as Subsidiary Guarantors, the Lenders and the Administrative Agent (as amended or modified by (i) that certain Interim Waiver to the Credit Agreement dated as of January 11, 2022, (ii) that certain First Amendment to Credit Agreement dated as of March 2, 2022, (iii) that certain Joinder Agreement, Consent, Waiver and Second Amendment to Credit Agreement dated June 7, 2023, (iv) that certain Addendum Agreement dated as of January 10, 2025 and (v) that certain Third Amendment to Credit Agreement dated June 7, 2025) (as so amended or modified and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement;

WHEREAS, the Borrower has failed to deliver the financial statements of FlexShopper that are required to be delivered pursuant to Section 6.01(a) of the Credit Agreement within one hundred twenty (120) days after the end of the Fiscal Year ending December 31, 2024, which is an Event of Default pursuant to Section 6.01(d) of the Credit Agreement (the “Existing Event of Default”);

WHEREAS, pursuant to Section 10.1 of the Credit Agreement, no amendment or waiver of any provision of the Credit Agreement or any other Loan Document and no consent to any departure therefrom shall be effective without the written concurrence of the Lender (which, as the sole Lender, constitutes the Required Lenders) (the “Consenting Lender”);

WHEREAS, the Consenting Lender has agreed to (i) forbear from the exercise of any rights or remedies under the Loan Documents with respect to the Existing Event of Default and (ii) amend certain provisions of the Credit Agreement on the terms and in the manner set forth herein; and

WHEREAS, Borrower and Guarantor each acknowledge and confirm respectively that (a) they will derive substantial direct and indirect benefits from the execution, delivery and performance by the Lender of this Amendment, (b) this Amendment constitutes valuable consideration to the Borrower and Guarantor, (c) the agreements of the Borrower and Guarantor hereunder (and under each of the other Loan Documents to which they are a party) are intended to be an inducement to Lender to execute, deliver and perform this Amendment and (d) the Administrative Agent and each Lender is relying upon the agreements of Borrower and Guarantor hereunder (and under each of the other Loan Documents to which they are a party) in entering into and performing under this Amendment.

NOW, THEREFORE, in reliance upon the foregoing facts and in consideration of the mutual agreements of the parties hereto, the parties hereby agree as follows:

ARTICLE I. AMENDMENTS TO CREDIT AGREEMENT

The Credit Agreement is hereby amended as follows:

Section 1.1. Effective as of the Amendment Effective Date, the definition of “Draw Period” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Draw Period” means the period commencing on the Closing Date and ending on the earliest to occur of (a) August 30, 2025, and (b) the Draw Period Termination Date; provided, that the Borrower may seek to extend the Draw Period by an additional one (1) year in accordance with Section 2.01(b).

Section 1.2. This Amendment (i) is strictly limited to the amendments set forth in Article I hereof; and all the other terms, provisions and conditions of the Credit Agreement shall remain in full force and effect, (ii) shall not extend nor be deemed to extend to any Cease Funding Event, Default or Event of Default (other than the forbearance of the Existing Event of Default set forth in Article II hereof) whether similar or dissimilar to the matters amended or modified herein, (iii) shall not impair, restrict or limit any right or remedy of any Lender or the Administrative Agent with respect to any other event that may hereafter arise under the Credit Agreement or any other Loan Document, and (iv) shall not constitute any course of dealing or other basis for altering any obligation of Borrower or any of the Guarantors or any right, privilege or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document.

Section 1.3. This Amendment is limited precisely as written and shall not be deemed be a waiver of or amendment to or consent to modify any other term or condition of the Credit Agreement or any other Loan Document, which may not be waived, amended or modified, except pursuant to a written agreement signed by each of the parties hereto.

ARTICLE II. FORBEARANCE

Section 2.1. During the period beginning on the date hereof and ending on August 30, 2025 (such period, the “Forbearance Period”), Administrative Agent and Lenders will not take any action or exercise any rights or remedies based solely on any Existing Event of Default available to Administrative Agent or any Lender against Borrower or Guarantor under this Amendment or the Loan Documents or applicable law with respect to the obligations under the Credit Agreement. Such forbearance shall not derogate from Administrative Agent’s right to collect, receive, and or apply proceeds of Collateral that are paid or payable to Administrative Agent under the Credit Agreement. Upon termination or expiration of the Forbearance Period, Administrative Agent shall be entitled (but not required) to exercise any of its rights and remedies under this Amendment, the Credit Agreement, the other Loan Documents, or applicable law.

ARTICLE III. CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective and binding on the parties hereto (the “Amendment Effective Date”) upon the satisfaction of the following conditions precedent by the Lenders and the Administrative Agent with delivery by the Lenders and the Administrative Agent of their signature pages to this Amendment evidencing such Person’s acknowledgement that the conditions set forth in this Article III have been satisfied, unless otherwise waived in writing):

Section 3.1. Receipt of Certain Documents. Unless delivery of any of the following is waived by the Administrative Agent, the Administrative Agent shall have received the following, each of which shall be in form and substance satisfactory to the Administrative Agent and each of which shall be, unless otherwise specified herein or otherwise required by the Administrative Agent, originals (or telefacsimiles or portable document format versions thereof (in either such case, promptly followed by originals thereof), each, to the extent to be executed by a Loan Party, properly executed by a Responsible Officer of such Loan Party, each dated the Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the Amendment Effective Date), all in sufficient number as the Administrative Agent shall separately identify (including, if specified by the Administrative Agent, for purposes of the distribution thereof to the Administrative Agent, the Lenders and the Borrower):

(a) this Amendment duly executed and delivered on behalf of each party hereto;

(b) a certificate signed by a Responsible Officer of Revolution and each of its Subsidiaries and each Loan Party certifying that each of the Asset Transfer Release Conditions have been satisfied; and

(c) such other documents, opinions, certificates, information and consents as the Administrative Agent shall reasonably request in connection herewith.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

Borrower and Guarantor each hereby represents and warrants to each Lender and the Administrative Agent, on and as of the Amendment Effective Date, that:

(a) After giving effect to this Amendment, the representations and warranties of each of Borrower and Guarantor under each of the Loan Documents to which it is a party are true and correct in all material respects as if made and restated on the date hereof.

(b) (i) The individual executing this Amendment on behalf of Borrower and Guarantor is duly authorized to do so, (ii) Borrower and Guarantor have full right and authority to enter into this Amendment and to consummate the transactions described in this Amendment and (iii) this Amendment constitutes the valid and legally binding obligation of Borrower and Guarantor, enforceable against Borrower and Guarantor in accordance with its terms.

(c) Other than the Existing Event of Default, no Default or an Event of Default exists; and no event or condition, the occurrence of which immediately is or, with the lapse of time or the giving of notice or both, would become a Backup Servicing Trigger Event or Cease Funding Event, before or after giving effect to this Amendment.

(d) The execution and delivery by Borrower and Guarantor of this Amendment and the performance by Borrower and Guarantor of their obligations under this Amendment and the other Loan Documents to which they are a party, in each case, have been duly authorized by all necessary action on the part of Borrower and Guarantor and do not and will not, in the case of Borrower and Guarantor (i) violate, conflict with or constitute a breach of, or constitute a default under, any provision of Borrower’s or Guarantor’s organizational documents; (ii) violate, conflict with or constitute a breach of, or constitute a default under, any provision of any statute, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect to which Borrower or Guarantor are a party or is subject, or by which any of their assets are bound or affected; (iii) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of Borrower or Guarantor other than Liens in favor of the Administrative Agent and the Permitted Liens; or (iv) result in a breach of, or constitute a default by Borrower or Guarantor under, any indenture, loan, or credit agreement or any other agreement, document, instrument, or certificate to which Borrower or Guarantor are a party or subject or by which they or any of their assets are bound or affected, including, but not limited to, any loan from or agreement of any type with a third-party lender.

(e) No approval, authorization, order, license, permit, franchise, or consent of, or registration, declaration, qualification, or filing with, any Governmental Authority or other Person is required in connection with the execution and delivery of this Amendment by Borrower and Guarantor and the performance by Borrower and Guarantor of their obligations under this Amendment or any of the other Loan Documents to which they are a party, in addition to those that have already been obtained.

(f) As of the date hereof, each of the Asset Transfer Release Conditions have been satisfied.

ARTICLE V. RELEASE OF LIENS ON REVOLUTION AND ITS SUBSIDIARIES

Section 5.1. Pursuant to Section 9.11(a) of the Credit Agreement and subject to the satisfaction of the conditions set forth in Section 3.1 hereof, as of the date hereof, the Administrative Agent hereby discharges, releases and terminates the Liens under the Credit Agreement and any other Loan Document granted by Revolution and its Subsidiaries and releases Revolution and its Subsidiaries from their respective obligations under the Loan Documents. Revolution and its Subsidiaries and their designees are authorized to file all UCC termination statements, intellectual property terminations, and other terminations as may be necessary to evidence or effectuate the foregoing discharge, release and termination of such Liens in respect of those filings. The Agent agrees to execute and deliver, at the Loan Parties’ expense, such other instruments, documents, and agreements as may be reasonably requested by the Loan Parties to evidence the foregoing discharge, release and termination.

ARTICLE VI. REAFFIRMATION AND ACKNOWLEDGMENT

Section 6.1. Reaffirmations and Acknowledgments. Each of Borrower and Guarantor hereby: (i) acknowledges, confirms, affirms and reaffirms in all respects the terms and provisions of, and confirms the validity and effectiveness of, each of the Loan Documents to which it is a party; (ii) acknowledges, confirms, affirms and reaffirms its respective obligations, guarantees and security interests under each of the Loan Documents to which it is a party; and (iii) confirms and agrees that it has no defenses to or offsets against any of its respective obligations under any of the Loan Documents to which it is a party (any such offset, defense or counterclaim as may exist being hereby irrevocable waived by each of Borrower and Guarantor).

ARTICLE VII. MISCELLANEOUS

Section 7.1. Entire Agreement. This Amendment and the Loan Documents sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

Section 7.2. Amendment. Neither this Amendment nor any provision hereof may be waived, amended or modified, except pursuant to a written agreement signed by each of the parties hereto.

Section 7.3. Release of Claims. In consideration of the Lender’s agreements contained in this Amendment, Borrower and Guarantor hereby irrevocably releases and forever discharge the Lender and the other Indemnified Lender Parties (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Borrower or Guarantor ever had or now has against the Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Lender or any other Released Person relating to the Loan Documents on or prior to the date hereof.

Section 7.4. Incorporation by Reference. The terms of the Credit Agreement with respect to Sections 10.02 (Notices), 10.04 (Expenses), 10.10 (Counterparts etc), 10.12 (Severability), 10.15 (Governing Law), and 10.16 (Waiver of Right to Jury Trial) are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

Section 7.5. References.

(a) From and after the Amendment Effective Date, (i) all references in the Credit Agreement to “this Amendment”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement (as amended or modified hereby), and (ii) all references in the other Loan Documents to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement (as amended or modified hereby).

(b) This Amendment shall constitute a Loan Document.

Section 7.6. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, electronic “PDF” or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7.7. Borrower shall pay to or otherwise reimburse each Lender and the Administrative Agent upon demand all reasonable fees, costs and expenses (including all reasonable fees and expenses of the Administrative Agent’s counsel) incurred by each Lender and the Administrative Agent in connection with or arising out of the negotiation, preparation, review, execution and delivery of this Amendment.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by as of the day and year first above written.

BORROWER:

FLEX REVOLUTION, LLC, a Delaware limited liability company

By:	/s/ John Davis
Name:	John Davis
Title:	President

GUARANTOR:

FLEXSHOPPER, INC., a Delaware corporation

By:	/s/ John Davis
Name:	John Davis
Title:	President

[Signature Page to Fourth Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:

BP FUNDCO LLC, as Administrative Agent

By:	/s/ Michael Petronio
Name:	Michael Petronio
Title:	Authorized Signatory

LENDERS:

BP FUNDCO LLC, as a Lender and holder of Promissory Note A

By:	/s/ Michael Petronio
Name:	Michael Petronio
Title:	Authorized Signatory

BP FUNDCO LLC, as a Lender and holder of Promissory Note B

By:	/s/ Michael Petronio
Name:	Michael Petronio
Title:	Authorized Signatory

[Signature Page to Fourth Amendment to Credit Agreement]